EXHIBIT 99.1


FOR IMMEDIATE RELEASE                Contacts:   David Christofferson, investors
                                                 Brenda Roth, media


                           ANGEION CORPORATION CHANGES
                      FROM FISCAL YEAR TO CALENDAR YEAR-END


MINNEAPOLIS (October 23, 1997) -- Angeion Corporation (Nasdaq:ANGN) announced today that its Board of Directors has approved the change of its fiscal year to a calendar year. The Board made its decision to be consistent with industry standards, eliminate confusion among investors and analysts, and to align its fiscal year with the calendar year-end of its pending U.S. joint venture with ELA Medical.

         The change will become effective immediately. Angeion's last Fiscal year ended July 31, 1997. The Company will file a Transition Report on Form 10-Q with the Securities and Exchange Commission for the five-month stub period ending December 31, 1997.

         On October 31, 1997, the Company announced its intention to form a strategic collaboration with ELA Medical as part of an investment in Angeion by Synthelabo, a subsidiary of cosmetics company L'Oreal. The closing of these agreements will occur upon the expiration or early termination of the waiting period under Hart-Scott-Rodino.

         Angeion Corporation designs, develops and manufactures implantable cardioverter defibrillators and catheter ablation systems for the tachyarrhythmia (rapid irregular heartbeats) markets. Angeion's internet address is: http://www.angeion.com.


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